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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            ILLINOIS TOOL WORKS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                        [ILLINOIS TOOL WORKS, INC. LOGO]

                            ILLINOIS TOOL WORKS INC.

                             3600 WEST LAKE AVENUE
                            GLENVIEW, ILLINOIS 60025

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

                              FRIDAY, MAY 9, 2003
                                   3:00 P.M.

                           THE NORTHERN TRUST COMPANY
                            50 SOUTH LASALLE STREET
                               CHICAGO, ILLINOIS

       ITW is holding its 2003 Annual Meeting for the following purposes:

        1. To elect ten directors for the upcoming year; and

        2. To amend the Illinois Tool Works Inc. 1996 Stock Incentive Plan.

       The Board of Directors recommends that you vote FOR each of the director nominees and FOR the amendment of the 1996 Stock Incentive Plan.

       Stockholders of record on March 11, 2003 are entitled to vote.

       It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To be certain that your shares are represented, please sign, date and return the enclosed proxy card as soon as possible or vote by telephone or the internet by following the instructions on the proxy card. Whatever method you choose, please vote as soon as possible. You may revoke your proxy at any time before it is voted at the Annual Meeting.

       Our Annual Report for 2002 is enclosed.

                                       By Order of the Board of Directors,
                                             Stewart S. Hudnut
                                                 Secretary

March 21, 2003

                            ILLINOIS TOOL WORKS INC.

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                                PROXY STATEMENT
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                               TABLE OF CONTENTS

                                                                Page
                                                                ----
Questions and Answers.......................................      1

Election of Directors.......................................      4

Board of Directors and Its Committees.......................      7

Director Compensation.......................................      8

Ownership of ITW Stock......................................      9

Section 16(a) Beneficial Ownership Reporting Compliance.....     12

Executive Compensation......................................     12

Equity Compensation Plan Information........................     16

Report of the Compensation Committee on Executive
   Compensation.............................................     17

Company Performance.........................................     19

Report of the Audit Committee...............................     20

Independent Public Accountants..............................     21

Amendment of the 1996 Stock Incentive Plan..................     22

Annual Report on Form 10-K..................................     27

                             QUESTIONS AND ANSWERS

       Following are questions often asked by stockholders of publicly held companies. We hope that the answers will assist you in casting your vote.

WHAT AM I VOTING ON?

       We are soliciting your vote on:

        1. The election of ten directors for the upcoming year; and

        2. The amendment of the Illinois Tool Works Inc. 1996 Stock Incentive Plan.

WHO MAY VOTE?

       Stockholders at the close of business on March 11, 2003, the record date, may vote. On that date, there were 307,426,960 shares of ITW common stock outstanding.

HOW MANY VOTES DO I HAVE?

       Each share of ITW common stock that you own entitles you to one vote.

HOW DO I VOTE?

       You may vote your shares in one of the following four ways:

1.   By mail:       Complete the proxy card and sign, date and return
                    it in the enclosed envelope;
2.   By telephone:  Call the toll-free number on the proxy card, enter the holder account number and the proxy
                    access number from the proxy card and follow the
                    recorded instructions;
3.   By Internet:   Go to the website listed on the proxy card, enter
                    the holder account number and the proxy access
                    number from the proxy card and follow the
                    instructions provided; or
4.   In person:     Attend the Annual Meeting, where ballots will be
                    provided.

If you hold your shares through a bank or broker that does not offer telephone or internet voting, please complete and return your proxy card by mail.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

       If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Marvin D. Brailsford, Susan Crown and Harold B. Smith to vote for the election of directors, for the amendment of the 1996 Stock Incentive Plan and on any other matter that is properly raised at the Annual Meeting. In that event, your proxy will be voted FOR the election of each director nominee,

FOR the amendment of the 1996 Stock Incentive Plan and FOR or AGAINST any other properly raised matter at the discretion of Ms. Crown and Messrs. Brailsford and Smith.

MAY I REVOKE MY PROXY?

       You may revoke your proxy at any time before it is voted at the Annual Meeting in one of four ways:

        1. Notify ITW's Secretary in writing before the Annual Meeting that you wish to revoke your proxy;

        2. Submit another proxy with a later date;

        3. Vote by telephone or internet after you have given your proxy; or

        4. Vote in person at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

       Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

WHAT CONSTITUTES A QUORUM?

       The presence, in person or by proxy, of the holders of a majority of ITW shares entitled to vote at the Annual Meeting constitutes a quorum. Your shares will be considered part of the quorum if you return a signed and dated proxy card or if you vote by telephone or internet. Abstentions and broker non-votes are counted as "shares present" at the meeting for purposes of determining if a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote as to a proposal because he or she does not have voting authority and has not received voting instructions from you.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

       ELECTION OF DIRECTORS: The ten nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or internet voting. Broker non-votes and votes to withhold authority for one or more nominees are not considered shares voted and will not affect the outcome of the vote.

       AMENDMENT OF THE 1996 STOCK INCENTIVE PLAN: Amendment of the 1996 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting. In the vote for amendment of the Plan, abstentions will have the effect of a vote "against" the proposal. Broker non-votes are not considered shares voted or having the power to vote and will not affect the outcome of the vote.

HOW DO I SUBMIT A STOCKHOLDER PROPOSAL?

       To be considered for inclusion in our proxy statement for the May 2004 Annual Meeting, a stockholder proposal must be received no later than November 22, 2003. Your proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (SEC). You may also submit a proposal that you do not want included in the proxy statement, but that you want to raise at the May 2004 Annual Meeting. If you submit that proposal after February 5, 2004, then SEC rules permit the individuals named in the proxies solicited by ITW's Board of Directors for that meeting to exercise discretionary voting power as to that proposal. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

HOW DO I NOMINATE A DIRECTOR?

       If you wish to nominate an individual for election as director at the May 2004 Annual Meeting, our Secretary must receive your written nomination by December 31, 2003. Our by-laws require that your nomination include: (1) your name and address; (2) the name, age and home and business addresses of the nominee; (3) the principal occupation or employment of the nominee; (4) the number of shares of ITW stock that the nominee beneficially owns; (5) a statement that the nominee is willing to be nominated and serve as a director; and (6) any other information regarding the nominee that would be required by the SEC to be included in a proxy statement had ITW's Board of Directors nominated that individual. Any nomination that you make must be approved by the Corporate Governance and Nominating Committee as well as by the Board of Directors.

WHO PAYS TO PREPARE, MAIL AND SOLICIT THE PROXIES?

       ITW will pay all of the costs of preparing and mailing the proxy statement and soliciting these proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our Annual Report to the beneficial owners of ITW common stock. Upon request, we will reimburse them for their reasonable expenses. In addition to mailing proxy materials, our officers, directors and employees may solicit proxies in person, by telephone or otherwise.

                             ELECTION OF DIRECTORS

       Stockholders will elect ten directors at the Annual Meeting. The individuals listed below have been nominated by the Board of Directors as recommended by the Corporate Governance and Nominating Committee. Each director will serve until the May 2004 Annual Meeting, until a qualified successor director has been elected, or until he or she resigns or is removed by the Board of Directors. Phillip B. Rooney has opted not to stand for re-election in 2003.

       We will vote your shares as you specify on the enclosed proxy card, by telephone or by internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve. The nominees have provided the following information about themselves:


[W.F. ALDINGER PHOTO]   WILLIAM F. ALDINGER, 55, has served as the Chairman and
                        Chief Executive Officer of Household International, Inc., a
                        consumer finance company, since 1996. He serves on the
                        boards of Household International, Inc., Household Finance
                        Company and MasterCard International. Mr. Aldinger has
                        served as a director of ITW since 1998.

[MICHAEL J. BIRCK       MICHAEL J. BIRCK, 65, has served as the Chairman and Chief
   PHOTO]               Executive Officer of Tellabs, Inc. since 2002 and Chairman from 2000 to 2002. Mr. Birck founded Tellabs and served as
                        President and Chief Executive Officer from 1975 to 2000.
                        Tellabs designs, manufactures, markets and services voice
                        and data equipment. He is a director of Molex, Inc. and
                        Tellabs, Inc. Mr. Birck has served as a director of ITW
                        since 1996.


[MARVIN D. BRAILSFORD   MARVIN D. BRAILSFORD, 64, is a retired Vice President of
   PHOTO]               Kaiser-Hill Company LLC, a construction and environmental
                        services company. Prior to his employment with Kaiser-Hill, he served with the United States Army for 33 years, retiring with the rank of Lieutenant General. Mr. Brailsford has
                        served as a director of ITW since 1996.

[JAMES R. CANTALUPO     JAMES R. CANTALUPO, 59, has been Chairman and Chief
   PHOTO]               Executive Officer of McDonald's Corporation, a restaurant
                        chain, since January 2003, previously serving as President and Vice Chairman, Emeritus from 2002 to 2003, and President and Vice Chairman from 1999 to 2002. He served as Vice
                        Chairman of McDonald's Corporation and Chairman and Chief
                        Executive Officer of McDonald's International from 1998 to
                        1999. He serves on the boards of McDonald's Corporation,
                        Sears Roebuck & Co. and Rohm and Haas. Mr. Cantalupo has
                        served as a director of ITW since 2001.

[SUSAN CROWN PHOTO]     SUSAN CROWN, 44, has been Vice President of Henry Crown and
                        Company, a business with diversified investments, since
                        1984. She is a director of Baxter International Inc. and
                        Northern Trust Corporation and its subsidiary, The Northern
                        Trust Company. Ms. Crown has served as a director of ITW
                        since 1994.

[DON H. DAVIS PHOTO]    DON H. DAVIS, JR., 63, has been Chairman of the Board of
                        Rockwell Automation, Inc. (formerly Rockwell International
                        Corporation), a manufacturer of aviation electronics and
                        automotive equipment, since 1998. He is a director of
                        Rockwell Automation, Inc., Apogent Technologies Inc. and
                        Ciena Corporation. Mr. Davis has served as a director of ITW since 2000.


[W. JAMES FARRELL       W. JAMES FARRELL, 60, has been Chairman of ITW since 1996,
   PHOTO]               Chief Executive Officer since 1995 and has 37 years of
                        service with ITW. He is a director of Allstate Insurance
                        Company, Sears Roebuck & Co., Kraft Foods, Inc. and UAL
                        Corp. Mr. Farrell has served as a director of ITW since
                        1995.

[ROBERT C. MCCORMACK    ROBERT C. MCCORMACK, 63, has been a Partner of Trident
   PHOTO]               Capital LP, a venture capital firm, since 1993. From 1987 to
                        1993, Mr. McCormack served successively as Deputy Under
                        Secretary of Defense and Assistant Secretary of the Navy. He
                        is a director of DeVry, Inc., Mead Westvaco Corp. and the
                        Northern Trust Corporation and its subsidiary, The Northern
                        Trust Company. Mr. McCormack has served as a director of ITW since 1993, and previously served as a director of ITW from
                        1978 through 1987.

[ROBERT S. MORRISON     ROBERT S. MORRISON, 60, is a retired Vice Chairman of
   PHOTO]               PepsiCo, Inc., a beverage and food products company, serving from 2001 to 2003. From 1997 to 2001, prior to its merger
                        with PepsiCo, he was Chairman, President and Chief Executive
                        Officer of The Quaker Oats Company. Mr. Morrison is a
                        director of 3M, The Tribune Company and Aon Corporation. Mr.
                        Morrison is a director nominee.

[HAROLD B. SMITH        HAROLD B. SMITH, 69, is a retired officer of ITW and is a
   PHOTO]               director of W.W. Grainger Inc. and Northern Trust
                        Corporation and its subsidiary, The Northern Trust Company.
                        He is a trustee of The Northwestern Mutual Life Insurance
                        Company. Mr. Smith has served as a director of ITW since
                        1968.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

       ITW's Board of Directors met five times during 2002. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has standing audit, compensation, corporate governance and nominating, and finance committees. All of the directors attended 100% of the meetings of the Board and its committees, except for Mr. Aldinger, who attended 67% of the meetings.

AUDIT COMMITTEE

Meetings in 2002:           7
Members:                    Susan Crown (Chairman)
                            William F. Aldinger
                            Michael J. Birck
                            Marvin D. Brailsford
                            James R. Cantalupo
                            Don H. Davis, Jr.
Function:                   Responsible for the engagement of independent public
                            accountants, ITW's internal audit systems and other matters significantly affecting ITW's financial status. Additional information on the committee and its activities is set forth in the "Report of the Audit Committee" on page 20.

COMPENSATION COMMITTEE

Meetings in 2002:           2
Members:                    William F. Aldinger (Chairman)
                            Michael J. Birck
                            James R. Cantalupo
                            Robert C. McCormack
                            Phillip B. Rooney
Function:                   Administers ITW's compensation plans for key employees and approves compensation levels for executive officers.
                            Additional information on the committee and its activities is set forth in the "Report of the Compensation Committee on
                            Executive Compensation" on page 17.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Meetings in 2002:           1
Members:                    Marvin D. Brailsford (Chairman)
                            James R. Cantalupo
                            Susan Crown
                            Don H. Davis, Jr.
                            Harold B. Smith
Function:                   Receives suggestions, evaluates and recommends director
                            candidates to the Board. Recommends and monitors corporate governance policies and procedures. Makes recommendations as to Board committees and Board size.

FINANCE COMMITTEE

Meetings in 2002:           1
Members:                    Robert C. McCormack (Chairman)
                            William F. Aldinger
                            Don H. Davis, Jr.
                            Phillip B. Rooney
                            Harold B. Smith
Function:                   Reviews, evaluates and recommends to the Board management's proposals relating to ITW's financing, investment portfolio and real estate investments.

                             DIRECTOR COMPENSATION

ANNUAL RETAINER AND ATTENDANCE FEES

       The annual retainer for outside directors is $35,000, the fee for each Board or committee meeting attended is $1,500, and the fee for chairmen is an additional $900 per meeting chaired. Outside directors can defer receipt of all or a portion of their annual retainer and meeting fees until retirement or resignation. Deferred fee amounts are credited with interest at current rates.

NON-OFFICER DIRECTORS' FEE CONVERSION PLAN

       In order to link director compensation with stockholder interests, outside directors have been given the opportunity to elect annually to receive all or a portion of their annual retainer and meeting fees in an equivalent value of ITW common stock pursuant to the Non-Officer Directors' Fee Conversion Plan. The number of ITW shares to be issued to a director is determined by dividing the dollar amount of the fee subject to the election by the closing price of ITW common stock on the date the fee otherwise would have been paid in cash. A director can also elect to defer receipt of the shares, in which case the deferred shares are credited as stock units to an account in the director's name. The account receives additional credits for cash dividends and is adjusted for stock dividends, splits, combinations or other changes in ITW common stock. The stock units in a director's account are distributed as shares of ITW common stock upon retirement, resignation or a corporate change (as defined in the 1996 Stock Incentive Plan), with any fractional shares paid in cash.

RESTRICTED ITW COMMON STOCK

       In 1995, the stockholders approved a plan whereby a portion of each outside director's compensation includes the periodic grant of restricted ITW common stock, thereby directly linking another element of director compensation with stockholder interests. In January 2001, each outside director of ITW received an award of 900 restricted shares. Each new outside director who joins the Board after January 2001 will be granted an award of 300 shares for each full year of service remaining until January 2004. Restricted shares vest equally over the years remaining from the grant date until January 2004 and fully vest upon death or retirement. A director cannot sell the shares until the earliest of retirement, death or January 2004. A director who terminates service on the Board other than for death or retirement prior to January 2004 will forfeit any unvested restricted shares.

PHANTOM ITW STOCK

       To tie a further portion of their compensation to stockholder interests, outside directors of ITW are granted 1,000 units of phantom stock upon first becoming a director. The value of each unit equals the market value of one share of ITW common stock. Additional units are credited to a director's phantom stock account in an amount equivalent to cash dividends paid on ITW stock. Accounts are adjusted for stock dividends, stock splits, combinations or similar changes. A director is eligible for a cash distribution from his or her account at retirement or upon approved resignation. When phantom stock is granted, directors elect to receive the distribution in either a lump sum or in up to ten annual installments, an election that directors may change at any time until two years preceding the distribution. Directors receive the value of their phantom stock account immediately upon a change of control.

                             OWNERSHIP OF ITW STOCK

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

       The following table shows how much ITW common stock the directors, nominees, the named executive officers, and all directors, nominees and executive officers as a group beneficially owned as of December 31, 2002. The named executive officers are the Chief Executive Officer and the four next most highly compensated executive officers based on compensation earned during 2002.

       Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

       The number of shares beneficially owned by each incumbent outside director includes 900 shares (600 shares in the case of Mr. Cantalupo) of ITW common stock that were granted under the Directors' Restricted Stock Plan and that will fully vest in 2004. The number of the director's phantom stock units disclosed in the table represents an equivalent number of shares of ITW common stock. Phantom stock units are not transferable and have no voting rights. The units are not included in the "percent of class" calculation.

                                                      SHARES OF COMMON STOCK      PHANTOM      PERCENT
NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED      STOCK UNITS    OF CLASS
------------------------                              ----------------------    -----------    --------
Directors and Nominees (other than Executive
  Officers)
  William F. Aldinger.............................               6,767(1)          1,050            *
  Michael J. Birck................................              13,703             2,143            *
  Marvin D. Brailsford............................               5,111             2,138            *
  James R. Cantalupo..............................               2,851             1,018            *
  Susan Crown.....................................              11,900(2)          2,161            *
  H. Richard Crowther.............................             333,408(3)          1,858            *
  Don H. Davis, Jr. ..............................               4,372             1,034            *
  Robert C. McCormack.............................          14,194,944(4)          2,161          4.6%
  Robert S. Morrison..............................                   0                 0            *
  Phillip B. Rooney...............................              58,630(5)          2,161            *
  Harold B. Smith.................................          37,882,867(6)             --         12.4%
Executive Officers
  W. James Farrell................................           1,070,278(7)             --            *
  James M. Ringler................................             597,158(8)             --            *
  Frank S. Ptak...................................             540,483(9)             --            *
  David B. Speer..................................             161,062(10)            --            *
  Russell M. Flaum................................             208,982(11)            --            *
Directors, Nominees and Executive Officers as a
  Group (25 Persons)..............................          41,882,223(12)        15,724         13.7%

------------
  *  Less than 1%

 (1) Includes 100 shares owned by Mr. Aldinger's spouse, as to which he disclaims beneficial ownership.

 (2) Includes (a) 2,000 shares owned by Ms. Crown's spouse as to which she disclaims beneficial ownership; and (b) 2,000 shares held in trusts of which Ms. Crown's children are beneficiaries as to which she disclaims beneficial ownership.

 (3) Includes (a) 259,941 shares held in a revocable living trust as to which Mr. Crowther shares voting and investment power; (b) 35,360 shares owned by his spouse as to which Mr. Crowther disclaims beneficial ownership; and (c) 8,000 shares owned by a charitable foundation of which Mr. Crowther is an officer.

 (4) Includes (a) 400 shares owned in a trust as to which Mr. McCormack shares voting and investment power with The Northern Trust Company; and (b) 14,186,380 shares owned in twelve trusts as to which Messrs. McCormack, H.
     B. Smith and The Northern Trust Company are trustees and share voting and investment power.

 (5) Includes 2,021 shares owned by Mr. Rooney's spouse, as to which he disclaims beneficial ownership.

 (6) Includes (a) 20,978,764 shares owned in twelve trusts as to which Mr. Smith shares voting and investment power with The Northern Trust Company and others; (b) 2,128,080 shares owned in ten trusts as to which he shares voting and investment power; (c) 14,186,380 shares owned in twelve trusts as to which Messrs. McCormack, H. B. Smith and The Northern Trust Company are trustees and share voting and investment power; and (d) 51,017 shares owned by a charitable foundation of which Mr. Smith is a director. Mr. Smith's address is c/o Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, Illinois 60025.

 (7) Includes (a) 164 shares owned by Mr. Farrell's son as to which he disclaims beneficial ownership; (b)16,462 shares owned in a partnership as to which Mr. Farrell shares voting and investment power; (c) 17,890 shares owned in a revocable trust as to which Mr. Farrell has sole voting and investment power; (d) 3,301 shares owned by a charitable foundation of which Mr. Farrell is an officer; (e) 6,855 shares allocated to Mr. Farrell's account in the ITW Savings and Investment Plan; and (f) 1,025,606 shares covered by options exercisable within 60 days.

 (8) Includes (a) 14,051 shares allocated to Mr. Ringler's account in the ITW Savings and Investment Plan; and (b) 494,138 shares covered by options exercisable within 60 days.

 (9) Includes 470,000 shares covered by options exercisable by Mr. Ptak within 60 days.

(10) Includes (a) 847 shares allocated to Mr. Speer's account in the ITW Savings and Investment Plan; and (b) 155,000 shares covered by options exercisable within 60 days.

(11) Includes (a) 1,761 shares allocated to Mr. Flaum's account in the ITW Savings and Investment Plan; and (b) 182,500 shares covered by options exercisable within 60 days.

(12) Includes 3,239,544 shares covered by options exercisable within 60 days.

OTHER PRINCIPAL STOCKHOLDERS

       This table shows, as of December 31, 2002, the only stockholder other than a director that we know to be a beneficial owner of more than 5% of ITW common stock. We maintain a commercial banking relationship with The Northern Trust Company and its wholly owned subsidiaries. The Northern Trust Company is a wholly owned subsidiary of Northern Trust Corporation. Susan Crown, Robert C. McCormack and Harold B. Smith, directors of ITW, are also directors of Northern Trust Corporation and The Northern Trust Company. The commercial banking relationship may involve, but is not strictly limited to the following services: creating and maintaining deposit accounts, credit services, investment banking services, payment and collection services, trade services, credit enhancement or payment guaranty, acting as agent or fiduciary, consulting services, risk management services, and broker dealer services. In addition, The Northern Trust Company serves as the trustee under ITW's principal pension plans. The banking and trustee relationships with The Northern Trust Company are conducted in the ordinary course of business on an arms-length basis. Banking and trustee fees paid to The Northern Trust Company were approximately $1.73 million in 2002.

                      NAME AND ADDRESS                               AMOUNT OF          PERCENT
                    OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP    OF CLASS
                    -------------------                         --------------------    --------
The Northern Trust Company..................................       43,437,846(1)         14.1%
50 South LaSalle Street
Chicago, Illinois 60675

------------
(1) The Northern Trust Company and its affiliates act as sole fiduciary or co-fiduciary of trusts and other fiduciary accounts that own an aggregate of 43,437,846 shares. They have sole voting power with respect to 5,419,105 shares and share voting power with respect to 36,739,955 shares. They have sole investment power with respect to 3,675,792 shares and share investment power with respect to 37,074,131 shares. In addition, The Northern Trust Company holds in other accounts, but does not beneficially own, 17,861,538 shares, resulting in aggregate holdings by The Northern Trust Company of 61,299,384 shares, or 20.01%.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires that ITW's executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of ITW common stock with the SEC and the New York Stock Exchange. Based on a review of copies of these reports provided to us during fiscal 2002 and written represent-ations from executive officers and directors, we believe that all filing requirements were met during 2002.

                             EXECUTIVE COMPENSATION

       This table summarizes the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of ITW.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                                                                 AWARDS
                                                                                 ------
                                                     ANNUAL COMPENSATION       SECURITIES     ALL OTHER
               NAME AND                            ------------------------    UNDERLYING    COMPENSATION
          PRINCIPAL POSITION               YEAR    SALARY(1)    BONUS(1)(2)     OPTIONS         (3)(4)
          ------------------               ----    ----------   -----------   ------------   ------------
W. James Farrell.......................    2002    $1,047,010   $1,869,000           --        $100,199(5)
  Chairman and Chief Executive Officer     2001       969,240    1,071,630      400,000         111,994
                                           2000       899,990    1,309,500      450,000          65,280
James M. Ringler.......................    2002    $  750,022   $1,297,500           --        $107,382
  Vice Chairman                            2001       750,022      826,875       75,000         113,097
                                           2000       750,022    1,091,250       75,000          26,339
Frank S. Ptak..........................    2002    $  488,612   $  872,200           --        $ 50,288
  Vice Chairman                            2001       452,704      500,535      200,000          54,358
                                           2000       420,004      611,100      230,000          30,738
David B. Speer.........................    2002    $  320,073   $  577,800           --        $ 32,449
  Executive Vice President                 2001       292,768      364,568       60,000          32,579
                                           2000       270,770      398,063       75,000          16,180
Russell M. Flaum.......................    2002    $  305,573   $  486,700           --        $ 27,874
  Executive Vice President                 2001       282,953      278,490       60,000          29,754
                                           2000       262,159      379,050       75,000          13,616

------------
(1) Actual salary or bonus earned. Includes amounts deferred by the executive under the Executive Contributory Retirement Income Plan or the Savings and Investment Plan.

(2) Amounts awarded under the Executive Incentive Plan are based on the executive's base salary as of December 31 for that year and paid in the following year.

(3) Includes company matching contributions in 2002 to the Executive Contributory Retirement Income Plan or the Savings and Investment Plan as follows: Mr. Farrell, $74,153; Mr. Ringler, $55,192; Mr. Ptak, $34,620; Mr. Speer, $23,963; and Mr. Flaum, $20,443.

(4) Includes interest credited in 2002 on deferred compensation under the Executive Contributory Retirement Income Plan in excess of 120% of the applicable federal long-term rate as follows: Mr. Farrell, $23,049; Mr. Ringler $52,190; Mr. Ptak, $15,668; Mr. Speer, $8,486; and Mr. Flaum, $7,431.

(5) Includes $2,997 representing imputed income on Mr. Farrell's outstanding home loan made by ITW in 1995. The maximum amount of the loan outstanding during 2002 was $95,000, which was paid in full in December 2002. The imputed rate of interest on the loan was 7.34% per annum and the loan was repayable in annual installments through the year 2003.

       On January 2, 2003, the Compensation Committee granted restricted stock to certain key domestic employees. The shares will vest in three equal installments on December 16 in the years 2003, 2004 and 2005. An employee's shares will vest only if he or she is actively employed with ITW on the vesting date, and unvested shares will be forfeited upon retirement, death or disability. Each employee may exercise full voting rights as to the restricted stock and is entitled to receive all dividends and other distributions paid on the restricted stock from the date of the grant until the stock is forfeited or sold. The Chief Executive Officer and the other four most highly compensated executive officers of ITW each received the following restricted shares: Mr. Farrell, 140,000 shares having a value of $9,287,600 on the grant date; Mr. Ringler, 25,000 shares having a value of $1,658,500 on the grant date; Mr. Ptak, 70,000 shares having a value of $4,643,800 on the grant date; Mr. Speer, 20,000 shares having a value of $1,326,800 on the grant date; and Mr. Flaum, 20,000 shares having a value of $1,326,800 on the grant date. These shares are not included in the share ownership table on page 10.

       In the event of a corporate change (as defined in the 1996 Stock Incentive Plan), each executive officer's unvested restricted stock and stock options previously granted under the 1996 Stock Incentive Plan fully vest. In addition, executives receive a cash payment under the Executive Incentive Plan immediately upon a corporate change. The amount paid under the Executive Incentive Plan equals a portion of the maximum awards payable under the Plan for that year based on the number of days in the year that have elapsed as of the date of corporate change. Executives may also request a distribution of 90% of their Executive Contributory Retirement Income Plan account within 18 months of a corporate change, forfeiting the remaining 10% of the account.

                          OPTION EXERCISES IN 2002 AND
                          YEAR-END 2002 OPTION VALUES

       This table provides information regarding the exercise of options during 2002 and options outstanding at the end of the year for the Chief Executive Officer and the other four most highly compensated executive officers of ITW. The "value realized" is calculated using the difference between the option exercise price and the price of ITW common stock on the date of exercise multiplied by the number of shares acquired upon exercise. The "value of unexercised in-the-money options at fiscal year-end 2002" is calculated using the difference between the option exercise price and $64.86 (the closing price of ITW stock on December 31, 2002, the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of ITW common stock is greater than the option's exercise price.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                         SHARES                           YEAR-END 2002             FISCAL YEAR-END 2002
                       ACQUIRED ON      VALUE      ---------------------------   ---------------------------
        NAME            EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -----------   -----------   -----------   -------------   -----------   -------------
W. James Farrell.....    230,000     $10,995,290    1,025,606       575,000      $14,909,719    $2,772,625
James M. Ringler.....         --              --      494,138        93,750       14,004,270       483,750
Frank S. Ptak........         --              --      470,000       290,000        6,908,825     1,408,775
David B. Speer.......      7,000         297,826      155,000        90,000        1,561,888       449,588
Russell M. Flaum.....     12,500         660,156      182,500        90,000        2,726,006       449,588

                                RETIREMENT PLANS

       ITW's principal defined benefit pension plan covers approximately 23,000 domestic business unit employees, including executive officers. Upon retirement, participants receive benefits based on years of plan participation and average compensation for the five highest years out of the last ten years of employment. Compensation includes salary and bonus shown in the Summary Compensation Table. As of January 1, 2001, the plan was amended to provide a defined lump-sum amount at retirement that is convertible to an annuity. Persons who were age 50 or older on January 1, 2001, and had at least five years of service, will receive a benefit that is no less valuable than that provided under the prior plan formula, including early retirement subsidy. Because the Internal Revenue Code imposes limits on those plan benefits, the Board has established a supplemental plan that provides for payments to certain executives equal to benefits that would be paid but for these limitations. The table below shows the estimated annual benefits to be paid under the pension plan and supplemental plan to an individual who was 56 on December 31, 2002 (the median age of all of the executive officers) and who continues to participate in the plans through the plans' normal retirement age of 65, assuming the plan provisions in effect on December 31, 2002 continue until that date. For years of service prior to 2001, benefits have been computed based on the pension plan formula then in effect and the transition provisions in the amended plan.

                                               ESTIMATED ANNUAL NORMAL RETIREMENT BENEFITS(1)
                         ------------------------------------------------------------------------------------------
                                                  YEARS OF SERVICE AT NORMAL RETIREMENT(2)
COMPENSATION                10          15           20            25            30            35            40
------------             --------    --------    ----------    ----------    ----------    ----------    ----------
$  600,000...........    $100,824    $119,352    $  177,309    $  221,636    $  265,964    $  286,798    $  307,633
   850,000...........     143,908     170,515       253,702       317,128       380,554       410,069       439,585
 1,100,000...........     186,993     221,678       330,096       412,620       495,143       533,340       571,537
 1,350,000...........     230,078     272,841       406,489       508,111       609,733       656,611       703,489
 1,600,000...........     273,163     324,003       482,882       603,603       724,323       779,882       835,441
 2,000,000...........     342,099     405,864       605,111       756,389       907,667       977,116     1,046,564
 2,500,000...........     428,269     508,189       757,898       947,372     1,136,847     1,223,657     1,310,468
 3,000,000...........     514,439     610,515       910,684     1,138,356     1,366,027     1,470,199     1,574,372
 3,500,000...........     600,608     712,840     1,063,471     1,329,339     1,595,207     1,716,741     1,838,276
 4,000,000...........     686,778     815,166     1,216,258     1,520,322     1,824,386     1,963,283     2,102,180

------------
(1) Calculations of benefits in terms of 2002 dollars are based on 4% annual pay increases before and after 2001, 4% annual increases in Social Security Covered Compensation from 2002 and a 30-year Treasury rate average (used to convert defined lump sum benefits into an annuity) of 4.92% (monthly average for December 2002).

(2) Actual years of participation as of December 31, 2002 for the Chief Executive Officer and the other four most highly compensated executive officers were as follows: Mr. Farrell, 37.5 years; Mr. Ringler, 13.0 years (10.0 of which were granted as consideration for his employment by ITW); Mr. Ptak, 27.1 years; Mr. Speer, 24.5 years; and Mr. Flaum, 16.0 years. Mr. Ringler's benefit for 9.9 years of participation in the Premark pension plans (in which the formula produced a lesser benefit than the ITW plans had) was added to his benefits under the ITW plans as of December 31, 2000 and will be adjusted in the future for increases in average pay since 2000.

       In addition, under ITW's 1982 Executive Contributory Retirement Income Plan, Mr. Farrell is eligible to receive an annual benefit of $113,529 for 15 years beginning at the normal retirement age of 65.

                      EQUITY COMPENSATION PLAN INFORMATION

       The following table provides information as of December 31, 2002 about ITW's existing equity compensation plans.

                                                                                     NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES       WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                     TO BE ISSUED UPON        EXERCISE PRICE OF       EQUITY COMPENSATION
                                  EXERCISE OF OUTSTANDING   OUTSTANDING OPTIONS,       PLANS (EXCLUDING
                                     OPTIONS, WARRANTS          WARRANTS AND         SECURITIES REFLECTED
PLAN CATEGORY                          AND RIGHTS(A)              RIGHTS(B)            IN COLUMN(A))(C)
-------------                     -----------------------   ---------------------   -----------------------
Equity compensation plans
  approved by security
  holders.......................        10,778,356                 $55.17                  5,361,314(2)
Equity compensation plans not
  approved by security
  holders.......................            16,470(1)                  --                  2,841,922(3)
                                        ----------                 ------                  ---------
Total...........................        10,794,826                 $55.17                  8,203,236
                                        ==========                 ======                  =========

------------
(1) Represents shares credited to directors' accounts for annual retainer and meeting fees deferred pursuant to the Non-Officer Directors' Fee Conversion Plan. A description of the Plan can be found on page 8. Not included in this figure are 1,292,671 shares subject to outstanding options under the Premark International, Inc. 1994 Incentive Plan and 35,892 shares subject to outstanding options under the Premark International, Inc. Director Stock Plan having an aggregate weighted-average exercise price of $33.05.

(2) These shares remain available for issuance under the 1996 Stock Incentive Plan. This amount excludes 7,000 shares of unvested restricted stock that were granted pursuant to the 1996 Stock Incentive Plan and 4,800 shares of unvested restricted stock granted pursuant to the Directors' Restricted Stock Plan. Effective January 2, 2003, this amount was reduced by 792,158 shares representing the 2003 grant of restricted shares under the 1996 Stock Incentive Plan.

(3) This amount includes 2,499,279 shares available for issuance under the Premark International, Inc. 1994 Stock Incentive Plan, 309,113 shares available for issuance under the Premark International, Inc. Director Stock Plan and 33,530 shares available for issuance under the Non-Officer Directors' Fee Conversion Plan.

PREMARK INTERNATIONAL, INC. DIRECTOR STOCK PLAN AND 1994 INCENTIVE PLAN

       Pursuant to the terms of our merger with Premark International, Inc. in 1999, we assumed Premark's Director Stock Plan and 1994 Incentive Plan. The Premark International, Inc. Plans were approved by Premark's stockholders. While ITW has the ability to do so, it has not granted, and does not intend to grant, additional awards under these plans. Shares remaining available for issuance pursuant to these plans are included in the table above under the caption "Equity compensation plans not approved by security holders."

       The Director Plan permitted a Premark director to elect annually to receive his or her retainer fees in the form of an option rather than in cash. Under the plan, these options had a ten-year term and vested upon consummation of our acquisition of Premark. The options were granted at a discount to the fair market value of Premark stock on the grant date, with the amount of the discount based on the percentage of fees deferred.

       The 1994 Incentive Plan provides for the issuance of stock options, stock appreciation rights, restricted stock and performance awards. Under the plan, the exercise price of options and the grant price of stock appreciation rights granted under the plan had to equal at least the fair market value of Premark stock on the grant date. Options and stock appreciation rights expire ten years after the grant date. The committee administering the plan determines the terms of performance awards. All awards outstanding under the Incentive Plan vested upon consummation of our merger with Premark.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

       During 2002, the Compensation Committee of the Board of Directors was composed of five independent directors. The Committee administers ITW's compensation plans for key employees, including the Executive Incentive Plan and the 1996 Stock Incentive Plan. The Committee also approves compensation levels for executive officers. In making its decisions, the Committee considers management's contribution to ITW's long-term growth. One long-term performance factor that the Committee considers is ITW's total stockholder return, which is measured by capital appreciation and reinvested dividends. For the five and ten year periods ending December 31, 2002, the compound annual stockholder rate of return was 3% and 15%, respectively. For the same periods, the rate of return on the Standard & Poor's 500 Index was -1% and 9%, respectively and the rate of return on the Standard & Poor's Industrial Machinery Index was 2% and 9%, respectively.

       Compensation for executive officers is composed of base salary, a cash bonus based on performance and stock incentives. The Committee believes that the stock incentive and cash bonus components align the executive officers' performance with stockholder interests. The Committee's philosophy is to provide executives with total compensation above the median for executives of comparable industrial companies.

       BASE SALARY. In establishing base salaries for the Chief Executive Officer and other executive officers, the Committee considers compensation information of a peer group of comparable industrial companies. This peer group includes some of the same companies as the S&P Industrial Machinery and the S&P Industrial Conglomerates Indices used for the Company Performance graphs on pages 19 and 20. In determining base salary, the Committee considers the executive officer's past performance and potential future performance as well as ITW's net income and the operating income of the business units that the officer oversees. The Committee's objective is to target base salaries of the Chief Executive Officer and the other executive officers at the 50th percentile of the peer group.

       BONUS. Executive officers receive annual cash bonuses under the Executive Incentive Plan based on predetermined financial and non-financial objectives. Executive officers may elect to take up to half of their annual cash bonus in ITW common stock. For 2002 and all subsequent years, the maximum bonus opportunities were increased by the Committee from 50%-100% to 70%-200%. These adjustments reflect a more competitive position with the peer group of comparable industrial companies and increase the percentage of executive total compensation that is at risk. The Chief Executive Officer, Vice Chairmen and certain executive officers can earn half of the maximum bonus opportunity if ITW's net income is at least 120% of targeted plan. The other half of the maximum bonus opportunity relates to the individual's performance measured against predetermined management goals, for example, succession planning, cost reduction targets, market penetration, acquisition planning and a variety of other objectives specifically related to the individual unit's performance. For the Executive Vice Presidents, one-eighth of the maximum bonus opportunity is based on ITW's net income, three-eighths is based on the operating income of the operating units for which the individual is responsible, and the remaining one-half is based on the individual's performance measured against evaluation factors similar to the Chief Executive Officer's. For 2002, the average bonus received by executive officers was approximately 86% of the maximum award.

       STOCK INCENTIVES. The Chief Executive Officer, executive officers and certain other key employees participate in the 1996 Stock Incentive Plan, principally through the grant of stock options and restricted stock. The magnitude of a stock incentive award is based on the executive officer's performance and the officer's ability to influence ITW's long-term growth and profitability. Options are priced at fair market value on the date of grant.

       The Committee grants stock awards under the 1996 Stock Incentive Plan and believes it is an effective incentive for executive officers to create value for stockholders. The Committee did not grant stock option awards to any domestic employees in 2002. On January 2, 2003, the Committee granted restricted stock awards to the Chief Executive Officer, executive officers and certain other key domestic employees. A description of the amounts and terms of the grants awarded to the Chief Executive Officer and the four next most highly compensated executive officers can be found on page 13.

       Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to each of the Chief Executive Officer and the other four most highly compensated executive officers. Certain performance based and deferred compensation is not included in compensation counted for purposes of the limit. The Committee has attempted to structure ITW's compensation programs to preserve deductibility and will continue to assess the impact of Section 162(m) on its compensation practices.

                                         William F. Aldinger, Chairman
                                         Michael J. Birck
                                         James R. Cantalupo
                                         Robert C. McCormack
                                         Phillip B. Rooney

                              COMPANY PERFORMANCE

       Shown below are two graphs covering a five year comparison and a ten year comparison of cumulative total returns for ITW, the Standard & Poor's (S&P) 500 Composite Index, the S&P Industrial Conglomerates Index and the S&P Industrial Machinery Index. In 2002, the S&P replaced the S&P Diversified Manufacturing Index with the S&P Industrial Conglomerates and S&P Industrial Machinery Indices. Both graphs assume an investment of $100, on December 31, 1997 for the five year period and December 31, 1992 for the ten year period, including reinvestment of dividends. Total returns are based on market capitalization.

                              [PERFORMANCE GRAPH]

                              12/97        12/98        12/99        12/00        12/01        12/02
                           -----------  -----------  -----------  -----------  -----------  -----------
------------------------------------------------------------------------------------------------------------
 Illinois Tool Works Inc.    $100.00      $ 97.33      $114.46      $102.26      $117.91      $114.48
 S&P 500                     $100.00      $128.58      $155.64      $141.46      $124.65      $ 97.10
 S&P Industrial
    Conglomerates            $100.00      $137.24      $197.79      $198.97      $178.72      $106.30
 S&P Industrial Machinery    $100.00      $ 95.05      $108.43      $103.22      $109.26      $108.31
------------------------------------------------------------------------------------------------------------

                              [PERFORMANCE GRAPH]

                                                      12/92   12/93   12/94   12/95   12/96   12/97   12/98   12/99   12/00
                                                      ------  ------  ------  ------  ------  ------  ------  ------  ------
                   ---------------------------------------------------------------------------------------------------------
                    Illinois Tool Works Inc.          $100.00 $121.19 $138.22 $188.64 $257.96 $391.90 $381.42 $448.55 $400.74
                    S&P 500                           $100.00 $110.08 $111.53 $153.45 $188.68 $251.63 $323.53 $391.62 $355.96
                    S&P Industrial
                      Conglomerates                   $100.00 $100.00 $100.00 $138.66 $192.96 $277.06 $380.24 $548.00 $551.28
                    S&P Industrial Machinery          $100.00 $100.00 $100.00 $130.59 $163.59 $223.03 $211.99 $241.84 $230.22
                   ---------------------------------------------------------------------------------------------------------

                                                      12/01   12/02
                                                      ------  ------
                   ----------------------------------------------------------
                    Illinois Tool Works Inc.          $462.10 $448.64
                    S&P 500                           $313.65 $244.34
                    S&P Industrial
                      Conglomerates                   $495.17 $294.53
                    S&P Industrial Machinery          $243.68 $241.57
                   ---------------------------------------------------------------

                         REPORT OF THE AUDIT COMMITTEE

       The Audit Committee of the ITW Board of Directors is composed of six independent directors, as defined in the listing standards of the New York Stock Exchange. The Committee is responsible for the oversight of ITW's financial statements, including reviewing: (1) ITW's accounting policies and procedures;
(2) the adequacy and effectiveness of ITW's financial and accounting controls;
(3) the performance of ITW's independent public accountants; (4) major changes to ITW's auditing and accounting principles and practices; (5) the internal audit plan; (6) significant findings from completed internal audits; (7) consolidated financial statements; and (8) the effectiveness of the ethical and legal compliance system. The Committee also is responsible for providing oversight to ITW's financial reporting process through periodic meetings with ITW's independent public accountants, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. ITW's management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Committee, in carrying out its role, relies on ITW's senior management, including senior financial management, and its independent public accountants.

       We have reviewed and discussed with senior management the audited financial statements included in the 2002 Annual Report to Stockholders. Management has confirmed to the Committee that the financial statements have been prepared in conformity with generally accepted accounting principles.

       We have reviewed and discussed with Deloitte & Touche LLP, ITW's independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee), under which Deloitte & Touche must provide us with additional information regarding the scope and results of its audit of ITW's financial statements. This information includes (1) Deloitte & Touche's responsibility under generally accepted auditing standards, (2) significant accounting policies, (3) management judgments and estimates, (4) any significant audit adjustments, (5) any disagreements with management, and (6) any difficulties encountered in performing the audit.

       We have received from Deloitte & Touche a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche and ITW that in its professional judgment may reasonably be thought to bear on independence. Deloitte & Touche has discussed its independence with us, and has confirmed in the letter that, in its professional judgment, it is independent of ITW within the meaning of the federal securities laws.

       Based on the review and discussions described above, we have recommended to the Board of Directors that the audited financial statements included in ITW's 2002 Annual Report to Stockholders be included in ITW's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                         Susan Crown, Chairman
                                         William F. Aldinger
                                         Michael J. Birck
                                         Marvin D. Brailsford
                                         James R. Cantalupo
                                         Don H. Davis, Jr.

                         INDEPENDENT PUBLIC ACCOUNTANTS

       On May 10, 2002, the Board of Directors, upon recommendation of the Audit Committee, decided to dismiss ITW's independent auditors, Arthur Andersen LLP, and to engage the services of Deloitte & Touche LLP as its new independent auditors. The audit reports of Arthur Andersen on ITW's consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 10, 2002, there were no disagreements between ITW and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304 (a)(1)(v) of Regulation S-K promulgated under the

Securities Exchange Act of 1934 occurred within the fiscal years ended December 31, 2001 and 2000 or within the interim period through May 10, 2002.

       During 2002, the Board authorized Deloitte & Touche to (1) examine and report on ITW's financial statements, (2) review ITW's unaudited quarterly financial statements, and (3) review financial reports required by the SEC and related matters. The Committee plans to engage Deloitte & Touche LLP to act in similar capacities in 2003. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement and respond to questions.

AUDIT FEES

       Deloitte & Touche will bill us approximately $3,390,000 for professional services in connection with the audit of the annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, and for the reviews of the quarterly financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

       In fiscal year 2002, Deloitte & Touche did not perform any professional services in connection with operating or supervising the operation of our information system or managing our local area network. In addition, there were no fees for professional services in connection with designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements taken as a whole.

ALL OTHER FEES

       For fiscal year 2002, the aggregate fees for all other services of Deloitte & Touche were approximately $6,377,000, including audit-related fees of $615,000, tax fees of $5,604,000 and other fees of $158,000. Audit-related fees include disposition audit fees, acquisition due diligence and technical accounting assistance. Tax fees paid to other public accounting and consulting firms were approximately $5,000,000.

       The Audit Committee has reviewed the fees paid to Deloitte & Touche and determined that the non-audit services of Deloitte & Touche during fiscal year 2002 are compatible with maintaining Deloitte & Touche's independence.

                   AMENDMENT OF THE 1996 STOCK INCENTIVE PLAN

       The Board of Directors has approved, subject to stockholder approval, amendments to the 1996 Stock Incentive Plan to increase the number of shares of ITW common stock authorized for issuance under the 1996 Stock Incentive Plan and to merge the Premark International, Inc. 1994 Incentive Plan into the 1996 Stock Incentive Plan. As a result of these amendments, the number of shares authorized under the 1996 Stock Incentive Plan will be increased from 20,000,000 shares to 30,930,193 shares, and the number of shares available for future grants and awards will be increased from 4,571,950 shares to 10,071,229 shares.

The Board believes that without stockholder approval of the proposed amendments there will be insufficient shares authorized for effective future use of the 1996 Stock Incentive Plan.

       The purpose of the 1996 Stock Incentive Plan is to encourage management and other key employees to have a greater financial investment in ITW through ownership of our common stock. The Board believes that the 1996 Stock Incentive Plan is an important tool in ensuring the highest level of performance from ITW's key employees by providing them with an opportunity to acquire an ownership interest.

DESCRIPTION OF THE 1996 STOCK INCENTIVE PLAN

       General. The 1996 Stock Incentive Plan authorizes the grant of incentives to key employees in the form of stock options, stock awards, performance units and stock appreciation rights. The Compensation Committee administers the 1996 Stock Incentive Plan, approves key employees for participation, and determines the timing and amount of awards. The number of key employees who will participate in the future, and the amounts of any awards, cannot now be determined. In 2002, 146 key international employees received stock option grants under the 1996 Stock Incentive Plan, and on January 2, 2003, 362 key domestic employees received grants of restricted shares under the 1996 Stock Incentive Plan.

       Stock Options. Options granted under the 1996 Stock Incentive Plan, which may include incentive stock options satisfying Internal Revenue Code requirements, must have an exercise price of not less than the fair market value of ITW common stock (the average of the high and low trading prices) on the date of grant and typically expire ten years from grant. On March 11, 2003, the fair market value of ITW common stock was $55.97 per share. In addition, an optionee may be required to complete a specified period of employment following the grant date before the option may be exercised. Options for more than 500,000 shares of common stock may not be granted in any calendar year to any employee. The exercise price of an option may be paid in cash, through the surrender or withholding of shares of common stock having a fair market value equal to the exercise price, or through a combination of the foregoing. If the exercise price is paid by the surrender of previously acquired shares of ITW common stock, the optionee will automatically be granted a restorative option to purchase additional shares of common stock equal to the number of shares surrendered. The exercise price of the restorative option will be 100% of the fair market value of ITW common stock on the date of grant of the restorative option and all other terms will be identical to those of the exercised option.

       Stock Awards. Awards of ITW common stock may be made on terms and conditions fixed by the Committee, including restrictions as to vesting or transferability of the award. If the Committee intends a restricted share award to qualify as performance-based compensation under Internal Revenue Code Section 162(m), such restricted shares will vest on the attainment of performance goals as described under "Performance Units" below. Stock awards for more than 500,000 shares of common stock may not be granted in any calendar year to any employee.

       Performance Units. The Committee may grant performance units that are earned to the extent performance goals are attained. The Committee will establish in writing the target cash value or number of shares of ITW common stock for each performance unit grant, the duration of the performance period and the specific performance goals. If the Committee intends for performance units to qualify as performance-based compensation under Code Section 162(m), the key employee's performance goals are based on objective criteria such as increases in earnings per share, revenues, cash flow or stock price. Following the performance period, the Committee will determine the extent to which performance goals have been met and compute the payment to be received by each key employee. For performance unit awards intended to qualify as performance-based compensation under Code Section 162(m), the maximum amount payable in cash to an employee in any calendar year is $5,000,000, and the maximum number of shares of common stock that may be issued to an employee in any calendar year is 500,000.

       Stock Appreciation Rights. Stock appreciation rights may be granted in connection with an option or may be granted independently. Stock appreciation rights for more than 500,000 shares of common stock may not be granted in any calendar year to any employee. The holder of a stock appreciation right receives upon exercise or, if applicable, on the date the related option is surrendered, cash or shares of common stock equal in value to the lesser of the fair market value of the common stock on the grant date or the excess of the fair market value on the exercise date over the fair market value on the grant date, multiplied by the number of shares covered by the right.

       Termination of Employment. With certain exceptions, upon termination of employment due to retirement, disability or death, all unvested options, stock appreciation rights and stock awards will fully vest, and a prorated portion of any performance unit awards will be distributed. If employment terminates other than by reason of retirement, disability or death, any unvested options, stock appreciation rights and, with certain exceptions stock awards as well as any unpaid performance units will be forfeited. Upon retirement or disability, any options and stock appreciation rights remain exercisable for the shorter of five years or the remaining term of the options or rights. In the event of death while employed or following retirement or disability, any options or stock appreciation rights remain exercisable for the shorter of two years or the remaining term of the options or rights. For other terminations of employment, vested options and rights remain exercisable for the shorter of three months (or two years after death during such three-month period) or the remaining term of the options or rights.

       Corporate Change. In the event of a "corporate change", all awards will immediately vest, and a prorated portion of the maximum value of all performance units will be immediately paid out in cash. A "corporate change" may be (i) a dissolution, (ii) a merger, consolidation or reorganization after which the stockholders immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving entity, (iii) a sale of all or substantially all of ITW's assets, (iv) certain persons or entities acquire more than 30% of the outstanding common stock, or (v) there is more than 50% turnover in the membership of the Board of Directors under circumstances not approved by the then current Board.

       Plan Benefits. In 2002, no options or other stock incentives were granted under the 1996 Stock Incentive Plan to current executive officers and 355,200 options were granted to key international employees at an exercise price of $65.685 per share. On January 2, 2003,

792,158 restricted shares were granted to 362 key domestic employees; this amount includes 275,000 restricted shares granted to the Chief Executive Officer and the other four most highly compensated executive officers of ITW as described on page 13.

       As of March 11, 2003, information relating to options granted under the 1996 Stock Incentive Plan since its inception in 1979 (adjusted for all stock splits) follows:

NAME                                                            NUMBER OF SHARES
----                                                            ----------------
W. James Farrell, Chairman and Chief Executive Officer......       2,221,794
James M. Ringler, Vice Chairman.............................         150,000
Frank S. Ptak, Vice Chairman................................         942,000
David B. Speer, Executive Vice President....................         353,000
Russell M. Flaum, Executive Vice President..................         343,000
All current executive officers..............................       5,761,274
All plan participants (other than current executive
  officers).................................................       6,345,645

Outside directors are not eligible to participate in the 1996 Stock Incentive Plan.

       Amendment or Discontinuance. The 1996 Stock Incentive Plan may be amended or discontinued by the Board, provided that stockholder approval is required for any amendment that would (i) increase the number of shares of common stock that may be issued under the 1996 Stock Incentive Plan, (ii) amend the "corporate change" provision, (iii) allow a non-key employee to be granted an award, (iv) permit shares to be valued at, or the exercise price of options to be, less than fair market value, (v) change the method of establishing the amount paid upon exercise of a stock appreciation right, (vi) change the terms of the 1996 Stock Incentive Plan applicable to performance unit grants, or (vii) change the maximum number of shares that may be awarded to any employee in any year pursuant to options, stock awards or stock appreciation rights.

       Federal Income Tax Consequences. Under present law, upon exercise of an option the holder recognizes ordinary income, and ITW is entitled to a deduction, equal to the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price. Upon the exercise of an incentive stock option, the holder does not recognize ordinary income if, at all times during the period beginning on the grant date and ending on the day three months before the exercise date, the holder was an ITW employee and certain other requirements are satisfied. However, the amount by which the value of ITW common stock at the time of exercise of the incentive stock option exceeds the exercise price is included in determining the alternative minimum tax, which the holder must pay if it exceeds his or her regular tax.

       Stock awards are taxable as ordinary income to the holder and deductible by ITW in the year paid in an amount equal to the fair market value of the shares received. If the shares are subject to restrictions involving both vesting and nontransferability, the recipient's taxable income and ITW's deduction may be deferred and measured by the fair market value of the shares at the time that the first of the two restrictions lapse. Performance units and stock appreciation rights result in ordinary income to the holder and a tax deduction for ITW at the time of payment of the performance units or exercise of the stock appreciation rights. The amount of such income and deduction equals the value of any cash or shares of ITW common stock received.

AMENDMENT TO INCREASE THE NUMBER OF SHARES

       The amendment to the 1996 Stock Incentive Plan would increase the number of shares of common stock authorized for issuance under the 1996 Stock Incentive Plan by 3,000,000 plus the amount available as a result of the merger of the Premark International, Inc. 1994 Incentive Plan into the 1996 Stock Incentive Plan. The 1996 Stock Incentive Plan, as approved by stockholders at the May 3, 1996 annual meeting, authorized the issuance of 10,000,000 shares of common stock, which increased to 20,000,000 as the result of a stock split in 1997. As of March 11, 2003, 4,571,950 shares remain available for future grants of options and other stock incentives under the 1996 Stock Incentive Plan.

       Under the Premark Plan, which has been maintained by ITW following the 1999 merger with Premark International, Inc., 2,499,279 shares of ITW common stock remain available for future issuance of options and other stock incentives. After the merger of the Premark Plan into the 1996 Stock Incentive Plan, these shares would automatically be available for issuance under the 1996 Stock Incentive Plan. Combining the proposed increase of 3,000,000 authorized shares under the 1996 Stock Incentive Plan with the 2,499,279 shares added by the merger of the Premark Plan into the 1996 Stock Incentive Plan would result in an aggregate increase in shares authorized for issuance under the 1996 Stock Incentive Plan of 5,499,279 shares. Therefore, the number of shares available for future grants and awards under the 1996 Stock Incentive Plan would be increased from 4,571,950 shares to 10,071,229 shares.

       If any outstanding awards granted under the 1996 Stock Incentive Plan terminate or lapse, the shares reserved for those awards will be available for subsequent grants. In the event of any change in the outstanding shares of ITW common stock by reason of a stock dividend or split, recapitalization, merger or similar corporate event, the number of shares reserved for issuance, the aggregate number of shares of common stock subject to each outstanding award, and the fair market value applicable to each award, shall be appropriately adjusted by the Committee. Any common stock surrendered or withheld in payment of the exercise price of an option, or in satisfaction of any tax liabilities resulting from an award, will be added to the aggregate shares of common stock available for issuance.

AMENDMENT TO MERGE THE PREMARK INTERNATIONAL, INC. 1994 INCENTIVE PLAN INTO THE 1996 STOCK INCENTIVE PLAN

       The principal change resulting from the amendment to merge the Premark Plan into the 1996 Stock Incentive Plan is the addition of 2,499,279 shares available for issuance as described under "Amendment to Increase the Number of Shares" above. In addition, the options outstanding under the Premark Plan, which became fully vested upon ITW's merger with Premark in 1999, will be assumed by the 1996 Stock Incentive Plan but will continue to be subject to the terms of the applicable option agreements. The Premark Plan and the 1996 Stock Incentive Plan contain substantially similar terms with respect to eligibility to participate, types of awards and plan administration. As a result, the merger of the Premark Plan would require minor technical modifications to the terms of the 1996 Stock Incentive Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE
                           1996 STOCK INCENTIVE PLAN.

                           ANNUAL REPORT ON FORM 10-K

       YOU MAY REVIEW AND DOWNLOAD A COPY OF ITW'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING SCHEDULES, THAT WE FILED WITH THE SEC BY ACCESSING OUR WEBSITE, WWW.ITW.COM, OR BY WRITING TO: STEWART S. HUDNUT, SECRETARY, ILLINOIS TOOL WORKS INC., 3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS 60025.

        [ITW LOGO]
                  ILLINOIS TOOL WORKS INC.              000000 0000000000 0 0000

                                                        000000000.000 ext
                                                        000000000.000 ext
                                                        000000000.000 ext
                                                        000000000.000 ext
            MR A SAMPLE
            DESIGNATION (IF ANY)                        000000000.000 ext
            ADD 1                                       000000000.000 ext
            ADD 2                                       000000000.000 ext
            ADD 3
            ADD 4                                       HOLDER ACCOUNT NUMBER
            ADD 5
            ADD 6                                       C 1234567890       J N T



                                                    [ ] Mark this box with an X
                                                        if you have made changes
                                                        to your name or address
                                                        details above.

-----------------------------------------------------------------------------------------------------------------------------------
   ANNUAL MEETING PROXY CARD
-----------------------------------------------------------------------------------------------------------------------------------
   A  ELECTION OF DIRECTORS          PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

   1. The Board of Director Recommends a Vote FOR the listed nominees.

                              FOR  WITHHOLD                            FOR  WITHHOLD                          FOR  WITHHOLD

   01 - William F. Aldinger   [ ]    [ ]     05 - Susan crown          [ ]    [ ]    09 - Robert S. Morrison  [ ]    [ ]

   02 - Michael J. Birck      [ ]    [ ]     06 - Don H. Davis, Jr.    [ ]    [ ]    10 - Harold B. Smith     [ ]    [ ]

   03 - Marvin D. Brailsford  [ ]    [ ]     07 - W. James Farrell     [ ]    [ ]

   04 - James R. Cantalupo    [ ]    [ ]     08 - Robert C. McCormack  [ ]    [ ]


   B  ISSUE
   The Board of Directors Recommends a Vote FOR the following proposal.


                                FOR  AGAINST  ABSTAIN                                                   I CONSENT
   2. Amendment to the 1996     [ ]    [ ]      [ ]                Until contrary notice to                [ ]
      Stock Incentive Plan.                                        the Corporation, I consent
                                                                   to access all future notices
                                                                   of annual meetings, proxy
                                                                   statements, and annual reports
                                                                   issued by the Corporation over
                                                                   the Internet. SEE REVERSE FOR
                                                                   DETAILS.




   C  AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

   NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.


   Signature 1 - Please keep signature within the box   Signature 2 - Please keep signature within the box    Date (mm/dd/yyyy)
   --------------------------------------------------   --------------------------------------------------    --------------------
                                                                                                                   /   /
   --------------------------------------------------   --------------------------------------------------    --------------------



                                           IUPX           H H H       P P P P        0 0 1 7 9 3 2
  001CD40001      009H5B

--------------------------------------------------------------------------------
  PROXY - ILLINOIS TOOL WORKS INC.
--------------------------------------------------------------------------------

  3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS 60025

  ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2003
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


  The undersigned stockholder of Illinois Tool Works Inc. hereby appoints Marvin D. Brailsford, Susan Crown and Harold S. Smith, or any of them, with full power of substitution, to act as proxies at the Annual Meeting of Stockholders of ITW to be held in Chicago, Illinois on May 9, 2003 with authority to vote as directed by this Proxy at the meeting, and any adjournments of the meeting, all shares of common stock of ITW registered in the name of the undersigned.

  IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                            ILLINOIS TOOL WORKS INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                FRIDAY, MAY 9, 2003

                     THE NORTHERN TRUST COMPANY (6TH FLOOR)
                             50 SOUTH LASALLE STREET
                                CHICAGO, ILLINOIS

               ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

   Illinois Tool Works Inc. ("ITW") provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the internet. If you give your consent to access these documents over the internet, ITW will advise you when these documents become available on the internet. Providing these documents over the internet will reduce ITW's printing and postage costs. Once you give your consent, it will remain in effect until you notify ITW that you wish to resume mail delivery of its annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

   To give your consent, mark the appropriate box located on the reverse of this Proxy Card.

 INSTRUCTIONS FOR VOTING BY THE INTERNET, TELEPHONE OR MAIL
 Illinois Tool Works Inc. encourages you to take advantage of new and convenient ways to vote your shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the three voting methods detailed below to vote your shares. Voting is easier than ever.

 PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 12:00 MIDNIGHT, PACIFIC STANDARD TIME, ON MAY 8, 2003.


TO VOTE USING THE TELEPHONE                     TO VOTE USING THE INTERNET                    TO VOTE BY MAIL
(within U.S. and Canada)


- Call toll free 1-866-668-0870                 - Go lo the following web site:               - Mark, sign and date the proxy card.
  in the United States or Canada                  WWW.COMPUTERSHARE.COM/US/PROXY
  any time on a touch tone                                                                    - Return the proxy card in the
  telephone. There is NO CHARGE                 - Enter the information requested               postage-paid envelope provided.
  to you for the call.                            on your computer screen and follow
                                                  the simple instructions.
- Enter the HOLDER ACCOUNT NUMBER
  (EXCLUDING THE LETTER "C") and
  PROXY ACCESS NUMBER both located
  below.

- Follow the simple recorded
  instructions.

  Option 1: To vote as the Board of
            Directors recommends on
            ALL proposals:
            Press 1.

            When asked, please confirm
            your vote by pressing 1.


  Option 2: If you choose to vote on
            EACH proposal separately,
            press 0 and follow the simple
            recorded instructions.



 HOLDER ACCOUNT NUMBER C0123456789                     PROXY ACCESS NUMBER 12345

 If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

 THANK YOU FOR VOTING



         009H6D

                            ILLINOIS TOOL WORKS INC.
                            1996 STOCK INCENTIVE PLAN








            Approved by the Board of Directors on February 16, 1996
                     and by the Stockholders on May 3, 1996
                      Amended by the Board of Directors on
                      December 12, 1997, October 29, 1999,
                       January 3, 2003 and March 18, 2003

                                            TABLE OF CONTENTS


     Section 1.       Purpose....................................................................................2

     Section 2.       Definitions................................................................................2

     Section 3.       Administration.............................................................................4

     Section 4.       Common Stock Subject to Plan...............................................................4

     Section 5.       Options....................................................................................5

     Section 6.       Stock Awards...............................................................................5

     Section 7.       Performance Units..........................................................................6

     Section 8.       Stock Appreciation Rights..................................................................6

     Section 9.       Termination of Employment..................................................................7

     Section 10.      Adjustment Provisions......................................................................8

     Section 11.      Term.......................................................................................8

     Section 12.      Corporate Change...........................................................................8

     Section 13.      General Provisions.........................................................................8

     Section 14.      Amendment or Discontinuance of the Plan...................................................10

     Section 15.      Options Granted Under the Premark Plan....................................................10



                            ILLINOIS TOOL WORKS INC.
                            1996 STOCK INCENTIVE PLAN

Section 1.        PURPOSE.

         The purpose of the Plan is to encourage Key Employees to have a greater financial investment in the Company through ownership of its Common Stock. The Plan is an amendment and restatement of the 1979 Stock Incentive Plan (the "1979 Plan"). The terms of the Plan will apply to all outstanding Incentives granted under the 1979 Plan, including those pertaining to a Corporate Change and termination of employment as described below. No additional Incentives will be granted under the 1979 Plan.

         Effective May 9, 2003, the Premark International, Inc. 1994 Incentive Plan (the "Premark Plan") is merged into the 1996 Stock Incentive Plan. Section 15 of the 1996 Stock Incentive Plan sets forth the terms applicable to the merged Premark Plan and the Options granted thereunder.

Section 2.        DEFINITIONS.

         Board:  The Board of Directors of the Company.

         Code:  The Internal Revenue Code of 1986, as amended.

         Committee: The Compensation Committee of the Board or such other committee as shall be appointed by the Board to administer the Plan pursuant to
Section 3.

         Common Stock: The Common Stock, without par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 10.

         Company: Illinois Tool Works Inc., a Delaware corporation, and any successor thereto.

         Corporate Change: Any of the following: (i) the dissolution of the Company; (ii) the merger, consolidation, or reorganization of the Company with any other corporation after which the holders of Common Stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity; (iii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly owned subsidiary; (iv) any person or group of persons acting in concert, other than descendants of Byron L. Smith and trusts for the benefit of such descendants, or entity becomes the beneficial owner, directly or indirectly, of more than 30% of the outstanding Common Stock; or (v) the individuals who, as of the close of the most recent annual meeting of the Company's stockholders, are members of the Board (the "Existing Directors") cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director;

provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

         Covered Employee: A Key Employee who is or is expected to be a "covered employee" within the meaning of Code Section 162(m) and the related regulations for the year in which an Incentive is taxable to such employee and for whom the Committee intends that such Incentive qualify as performance-based compensation under Code Section 162(m).

         Disability: Eligible for Social Security disability benefits or disability benefits under the Company's long-term disability plan, based upon a determination by the Committee that the condition arose prior to termination of employment.

         Fair Market Value: The average of the highest and lowest price at which Common Stock was traded on the relevant date, as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal, or, if no sales of Common Stock were reported for that date, on the most recent preceding date on which Common Stock was traded.

         Incentive Stock Option:  As defined in Code Section 422.

         Incentives: Options (including Incentive Stock Options), Stock Awards, Performance Units and Stock Appreciation Rights.

         Key Employee: An employee of the Company approved by the Committee for participation in the Plan on the basis of his or her ability to contribute significantly to the growth and profitability of the Company.

         Option: An option to purchase shares of Common Stock granted to a Key Employee pursuant to Section 5.

         Performance Unit: A unit representing a cash sum or one or more shares of Common Stock that is granted to a Key Employee pursuant to Section 7.

         Plan: The Illinois Tool Works Inc. 1996 Stock Incentive Plan, as amended from time to time.

         Restricted Shares: Shares of Common Stock issued subject to restrictions pursuant to Section 6(b).

         Retirement: Termination of employment while eligible for retirement as defined by the Company's tax-qualified defined benefit retirement plan.

         Stock Appreciation Right or Right: An award granted to a Key Employee pursuant to Section 8.

         Stock Award: An award of Common Stock granted to a Key Employee pursuant to Section 6.

         Stock Ownership Guidelines: The stock ownership guidelines adopted by the Board, as amended from time to time.

Section 3.        ADMINISTRATION.

         (a) Committee. The Plan shall be administered by the Committee. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, each member of the Committee shall qualify as a "non-employee director" as defined therein. To the extent required to comply with Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an "outside director" as defined therein.

         (b) Authority of the Committee. The Committee shall have the authority to approve Key Employees for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Incentive or the termination of any restriction under any Incentive. Incentives may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Incentive without such holder's consent, and no amendment, as it applies to any Covered Employee, shall be made that would cause an Incentive granted to such Covered Employee to fail to satisfy the performance-based compensation exemption under Code Section 162(m) and the related regulations.

Section 4.        COMMON STOCK SUBJECT TO PLAN.

         Subject to Section 10, the aggregate shares of Common Stock that may be issued under the Plan, including Common Stock authorized but not issued or reserved for issuance under the 1979 Plan, shall not exceed 10,000,000. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Incentive granted under the Plan or the 1979 Plan without the issuance of shares or payment of cash, the Common Stock subject to or reserved for such Incentive may be used again for a new Incentive hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 13(e) or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 5(e) shall be added to the aggregate of shares of Common Stock available for issuance.

         The 10,000,000 shares of Common Stock authorized for issuance pursuant to the 1996 Stock Incentive Plan increased to 20,000,000 shares pursuant to the stock split in 1997. Effective May 9, 2003, the number of shares of Common Stock authorized for issuance shall be

30,930,193 shares, which number reflects the merger of the Premark Plan into the 1996 Stock Incentive Plan and an additional 3,000,000 shares.

Section 5.        OPTIONS.

         (a) Price. The exercise price per share of an Option shall be not less than the Fair Market Value on the grant date.

         (b) Limitations. The exercise price of Incentive Stock Options exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000. Options for more than 500,000 shares of Common Stock may not be granted in any calendar year to any Key Employee. No Incentive Stock Options may be granted after April 30, 2006.

         (c) Required Period of Employment. The Committee may condition the exercisability of any Option on the completion of a minimum period of employment.

         (d) Duration. Each Option shall expire at such time as the Committee may determine at the time of grant, provided that Incentive Stock Options must expire not later than ten years from the grant date.

         (e) Payment. The exercise price of an Option shall be paid in full at the time of exercise in cash, or by the surrender of Common Stock previously acquired from the Company that has been held by the Incentive holder for a period of at least six months and that has a value equal to the exercise price, or by a combination of the foregoing.

         (f) Grant of Restorative Options. The Committee shall grant to any Key Employee a restorative Option to purchase additional shares of Common Stock equal to the number of shares delivered by the Key Employee in payment of the exercise price of an Option. The terms of a restorative Option shall be identical to the terms of the exercised Option, except that the exercise price shall be not less than the Fair Market Value on the grant date of the restorative Option.

Section 6.        STOCK AWARDS.

         (a) Grant of Stock Awards. Stock Awards may be made on terms and conditions fixed by the Committee. Stock Awards may be in the form of Restricted Shares authorized pursuant to Section 6(b). Officers who are covered by the Stock Ownership Guidelines may elect to receive up to 50% of their Executive Incentive Plan awards in shares of Common Stock. The recipient of Common Stock pursuant to a Stock Award shall be a stockholder of the Company with respect thereto, fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Stock Awards (including Restricted Share awards) for more than 500,000 shares of Common Stock may not be granted in any calendar year to any Key Employee.

         (b) Restricted Shares. Restricted Shares may not be sold by the holder, or subject to execution, attachment or similar process, until the lapse of the applicable restriction period or satisfaction of other conditions specified by the Committee. If the Committee intends the Restricted Shares granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) ("Qualifying Restricted Shares"), the extent to which the Qualifying Restricted Shares will vest shall be based on the attainment of performance goals established in writing prior to commencement of the performance period by the Committee from the list in Section 7(a). The level of attainment of such performance goals and the corresponding number of vested Qualifying Restricted Shares shall be certified by the Committee in writing pursuant to Code Section 162(m) and the related regulations.

Section 7.        PERFORMANCE UNITS.

         (a) Value of Performance Units. Prior to the commencement of the performance period, the Committee shall establish in writing an initial target value or number of shares of Common Stock for the Performance Units to be granted to a Key Employee, the duration of the performance period, and the specific performance goals to be attained, including performance levels at which various percentages of Performance Units will be earned and, for Covered Employees, the minimum level of attainment to be met to earn any portion of the Performance Units. If the Committee intends the Performance Units granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) ("Qualifying Performance Units"), the performance goals shall be based on one or more of the following objective criteria: generation of free cash, earnings per share, revenues, market share, stock price, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, acquisition activity, management succession planning, improved asset management, improved gross margins, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling SEC or environmental issues, manufacturing efficiencies, system review and improvement, service reliability and cost management, operating expense ratios, total stockholder return, return on sales, return on equity, return on capital, return on assets, return on investment, net income, operating income, and the attainment of one or more performance goals relative to the performance of other corporations.

         (b) Payment of Performance Units. After the end of a performance period, the Committee shall certify in writing the extent to which performance goals have been met and shall compute the payout to be received by each Key Employee. With respect to Qualifying Performance Units, for any calendar year, the maximum amount payable in cash to any Covered Employee shall be $5,000,000, and the aggregate shares of Common Stock that may be issued to any Covered Employee is 500,000. The Committee may not adjust upward the amount payable to any Covered Employee with respect to Qualifying Performance Units.

Section 8.        STOCK APPRECIATION RIGHTS.

         (a) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in connection with an Option (at the time of the grant or at any time thereafter) or may be granted independently. Stock Appreciation Rights for more than 500,000 shares of Common Stock may not be granted to any Key Employee in any calendar year.

         (b) Value of Stock Appreciation Rights. The holder of a Stock Appreciation Right granted in connection with an Option, upon surrender of that Option, will receive cash or shares of Common Stock equal in value to the lesser of (i) the excess of the Fair Market Value on the exercise date over the Option's exercise price or (ii) the exercise price of the Option that is surrendered, multiplied by the number of shares covered by such Option. The holder of a Stock Appreciation Right granted independently of an Option, upon exercise of that Right, will receive cash or shares of Common Stock equal in value to the lesser of (i) the excess of the Fair Market Value on the exercise date over the Fair Market Value on the grant date or (ii) the Fair Market Value on the grant date, multiplied by the number of shares covered by such Right.

Section 9.        TERMINATION OF EMPLOYMENT.

         (a) Forfeiture of Incentives Upon Termination of Employment. Except as may be determined otherwise by the Committee, all unvested Options, Rights and Stock Awards and all unpaid Performance Units shall be forfeited upon termination of employment for reasons other than Retirement, Disability or death.

         (b) Vesting Upon Retirement, Disability or Death. Subject to Section 13(g), upon termination of employment by reason of Retirement, Disability or death, all unvested Options, Rights and Stock Awards shall become fully vested and any Performance Units shall become payable to the extent provided in Section 9(c)(ii).

         Notwithstanding anything contained in this Section 9(b) to the contrary, any unvested Restricted Shares granted effective January 2, 2003 shall not become fully vested upon termination of employment by reason of Retirement, Disability or Death.


         (c) Treatment of Incentives Following Termination.

             (i)  Options and Stock Appreciation Rights.

                  (A) Termination Due to Retirement, Disability or Death. Upon termination of employment by reason of Retirement or Disability, Options shall be exercisable not later than the earlier of five years after the termination date or the expiration of the term of the Options. Options held by a Key Employee who dies while employed by the Company or after terminating by reason of Retirement or Disability shall be exercisable by the Key Employee's beneficiary not later than the earliest of two years after the date of death, five years after the date of termination due to Retirement or Disability, or the expiration of the term of the Options.

                  (B) Termination for Other Reasons. Upon termination of employment for any reason other than Retirement, Disability or death, all unvested Options shall be forfeited as provided in
                  Section 9(a) and any Options vested prior to such termination may be exercised by a Key Employee during the three-month period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Key Employee dies during such post-employment period, such Key Employee's beneficiary may exercise the Options (to the extent such Options were vested and exercisable at the date of termination of employment), but not later than the earlier of two years after the date of death or the expiration of the term of the Options.

                  (C) Stock Appreciation Rights. Sections 9(c)(i)(A) and (B) shall apply in the same manner to Stock Appreciation Rights.

                  (ii) Performance Units. If a Key Employee terminates employment by reason of Retirement, Disability or death, the Key Employee or such Key Employee's beneficiary in the event of death shall receive a prorated payment of the Key Employee's Performance Units based on the number of full months of service completed by the Key Employee during the applicable performance period, adjusted based on the achievement of performance goals during the performance period. Payment shall be made at the time payments would have been made had the Key Employee not terminated by reason of Retirement, Disability or death.

Section 10.       ADJUSTMENT PROVISIONS.

         In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that have not been issued under outstanding Incentives, and (c) the appropriate Fair Market Value and other price determinations applicable to Incentives.

Section 11.       TERM.

         The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or no Common Stock remains available for issuance under
Section 4, whichever occurs first.

Section 12.       CORPORATE CHANGE.

         In the event of a Corporate Change, all Incentives shall vest in each Key Employee, and the maximum value of each Key Employee's Performance Units, prorated for the number of full months of service completed by the Key Employee during the applicable performance period, shall immediately be paid in cash to the Key Employee.

Section 13.       GENERAL PROVISIONS.

         (a) Employment. Nothing in the Plan or in any related instrument shall confer upon any employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee with or without cause.

         (b) Legality of Issuance of Shares. No Common Stock shall be issued pursuant to an Incentive unless and until all legal requirements applicable to such issuance have been satisfied.

         (c) Ownership of Common Stock Allocated to Plan. No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through such employee, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Incentive except as to shares of Common Stock, if any, as shall have been issued to such employee.

         (d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

         (e) Withholding of Taxes. The Company may withhold, or allow an Incentive holder to remit to the Company, any Federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability with respect to an Incentive. In order to satisfy all or a portion of the income tax liability that arises with respect to any Incentive, the holder of the Incentive may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock that would otherwise have been issued pursuant to the exercise of an Option or in connection with any other Incentive; provided that any withheld Common Stock, or any surrendered Common Stock previously acquired from the Company and held by the Incentive holder for less than six months, may only be used to satisfy the minimum tax withholding required by law.

         (f) Non-transferability; Exceptions. Except as provided in this Section 13(f), no Incentive may be assigned or subjected to any encumbrance, pledge or charge of any nature. Under such rules and procedures as the Committee may establish, the holder of an Incentive may transfer such Incentive to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Incentives, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Incentives held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Incentives to permit such transfers. Any Incentive not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any Incentive Stock Option.

         (g) Forfeiture of Incentives. Except for an Incentive that becomes vested pursuant to Section 12, the Committee may immediately forfeit an Incentive, whether vested or unvested, if the holder competes with the Company or engages in conduct that, in the opinion of the Committee, adversely affects the Company.

         (h) Beneficiary Designation. Under such rules and procedures as the Committee may establish, each Key Employee may designate a beneficiary or beneficiaries to succeed to any rights which the Key Employee may have with respect to Options, Stock Appreciation Rights, Stock Awards or Performance Units at the time of his or her death. The designation may be changed or revoked by the Key Employee at any time. No such designation, revocation or change shall be effective unless made in writing on a form provided by the Company and delivered to the Company prior to the Key Employee's death. If a Key Employee does not designate a beneficiary or no designated beneficiary survives the Key Employee, then his or her beneficiary shall be the Key Employee's estate.

Section 14.       AMENDMENT OR DISCONTINUANCE OF THE PLAN.

         (a) Amendment or Discontinuance. The Plan may be amended or discontinued by the Board from time to time, provided that without the approval of stockholders, no amendment shall be made which (i) amends Section 4 to increase the aggregate Common Stock that may be issued pursuant to Incentives,
(ii) amends the provisions of Section 12, (iii) permits any person who is not a Key Employee to be granted an Incentive, (iv) permits Common Stock to be valued at, or permits the exercise price of Options at the grant date, to be less than Fair Market Value, (v) amends the provisions of Section 8 to change the method of establishing the amount the Company shall distribute upon exercise of a Stock Appreciation Right, (vi) amends the provisions of Section 7(b) to increase the value which may be specified for Performance Units or amends any other provision of the Plan, the amendment of which would require stockholder approval in order to continue to satisfy the performance-based compensation exemption under Code
Section 162(m) and the related regulations with respect to any Incentive awarded to any Covered Employee, (vii) changes the maximum number of shares of Common Stock that may be awarded to any employee in any year pursuant to Options, Stock Awards or Stock Appreciation Rights, or (viii) amends this Section 14.

         (b) Effect of Amendment or Discontinuance on Incentives. No amendment or discontinuance of the Plan by the Board or the stockholders of the Company shall adversely affect any Incentive theretofore granted without the consent of the holder.

Section 15.       OPTIONS GRANTED UNDER THE PREMARK PLAN.

         Pursuant to the merger of the Premark Plan into the 1996 Stock Incentive Plan effective May 9, 2003, each Option granted under the Premark Plan prior to such date shall be assumed by the 1996 Stock Incentive Plan and shall be subject to the requirements set forth below.

         (a) Administration by the Committee. The Committee shall have the full power, discretion and authority to interpret and administer the Options previously granted under the Premark Plan in a manner which is consistent with the provisions of the 1996 Stock Incentive Plan, the terms of the applicable Option agreements, and the requirements of applicable law.

         (b) Option Grants. Any grants of Options to individuals who had previously been eligible for grants under the Premark Plan prior to the Company's merger with Premark International, Inc. have been made under the 1996 Stock Incentive Plan subsequent to the merger and will continue to be granted pursuant to the terms of the 1996 Stock Incentive Plan.

         (c) Option Agreements. Each Option granted under the Premark Plan is evidenced by an Option agreement, the terms of which shall continue in effect.

         d) Premark Plan Provisions. Except as set forth in this Section 15 or in any outstanding Option agreement, the provisions of the Premark Plan shall terminate and have no effect as of May 9, 2003.